Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds and to the use of our report dated November 23, 2009 on the financial statements and financial highlights of Grisanti Brown Value Fund, a series of shares of beneficial interest in the Forum Funds.  Such financial statements and financial highlights appear in the 2009 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                                             /s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania
January 28, 2010